Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life and Annuity Insurance Company:
We consent to the use of our reports with respect to Nationwide VL Separate Account-G and Nationwide Life and Annuity Insurance Company  and subsidiary, dated March 13, 2015 and March 18, 2015, respectively, included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information (File No. 333-146650) on Form N-6.
/s/ KPMG LLP
Columbus, Ohio
April 13, 2015
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